EXHIBIT 99.1

Unrivaled Brands Reports Third Quarter 2021 Financial Results

Reports Year Over Year Quarterly Revenue Growth of 668%

SANTA ANA, Calif., Nov. 15, 2021 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) (“Unrivaled” or the “Company”), a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada, today reported its financial results for the quarter ended September 30, 2021.

Frank Knuettel, Chief Executive Officer of Unrivaled Brands stated, “I’m pleased to report the operating results for our first quarter after merging with UMBRLA, which was an important step forward in our effort to become the dominant west coast multi-state operator in the cannabis industry. During the third quarter, we recorded $23.4 million in revenues, up 274% from $6.3 million in revenues during the second quarter of this year and up 668% from $3.1 million in revenues during the third quarter of 2020.

“Moreover, while we have more work to do, the cost reductions we have enacted thus far this year are evident in our operating results. Selling, general and administrative (SG&A) expenses rose considerably less than our revenue increase and represent 58% of revenue for the third quarter of 2021 down from 183% of revenue for the third quarter of 2020.

“With our expanded footprint, including dispensaries that currently are operating and dispensaries in development that are scheduled to open in the coming months, we would like to take this opportunity to affirm our revenue guidance for 2022 in excess of $130 million for the year, notwithstanding any new relationship, partnerships or acquisitions we may make.”

Financial Update

•	Our gross profit for the quarter ended September 30, 2021 was approximately $2.3 million, compared to a gross profit of approximately $1.4 million for the quarter ended September 30, 2020, an increase of $0.9 million. Our gross profit for this quarter was impaired by an approximate $4 million reserve we took against old inventory following the UMBRLA merger. While we made operational changes that we expect will reduce the supply and demand imbalance going forward, we remain cautious of the bulk market and are continuing to review that aspect of our business.

•	Our selling, general and administrative (SG&A) expenses for the third quarter of 2021 were approximately $13.5 million, compared to approximately $5.6 million for the third quarter of 2020, an increase of $7.9 million or 142%. Importantly, as a percentage of revenue, SG&A expenses declined from 183% of revenue to 58% of revenue. As we continue to grow our operations, we will incur increased overhead expenses, but expect the SG&A expenses as a percentage of revenue to meaningfully decline.

•	We reported a net loss from operations of $11.8 million for the third quarter of 2021 compared to a net loss of $14.1 million the third quarter of 2020. Importantly, our non-GAAP loss declined for the same period from $12.7 million to $0.9 million for this most recent quarter, a marked improvement. The non-GAAP details and reconciliation is set forth in the form 10-Q.

The Company will host a conference call at 4:30 p.m. Eastern Time on Monday, November 15, 2021 to discuss its financial results and business highlights.

Interested parties may listen to the call by dialing:

Toll-Free: 1-800 954 0633

Toll / International: 1-212 231 2902

Conference ID: 21999089

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Unrivaled Brands website at www.unrivaledbrands.com

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California, Oregon, and Nevada. In California, Unrivaled Brands operates four dispensaries, direct to consumer delivery, a state-wide distribution network, company-owned brands, and two cultivation facilities. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. In Nevada, by way of a joint venture, Unrivaled Brands operates a cultivation and manufacturing facility. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

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New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
Nic.johnson@russopartnersllc.com
303-482-6405

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Current Assets:
Cash	$15,238	$888
Accounts receivable, net	8,433	835
Short term investments	-	34,045
Inventory	15,865	1,602
Prepaid expenses and other assets	3,260	234
Notes Receivables	750	-
Current assets of discontinued operations	-	2

Total current assets	43,546	37,606

Property, equipment and leasehold improvements, net	40,848	32,480
Intangible assets, net	135,752	7,714
Goodwill	23,575	6,171
Other assets	15,054	13,040
Investments	437	330
Assets of discontinued operations	109	2,953

TOTAL ASSETS	$259,321	$100,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$24,428	$8,622
Deferred Gain on Sale of Assets	139	-
Short-term debt	8,648	8,033
Current liabilities of discontinued operations	8,632	9,768

Total current liabilities	41,847	26,423

Long-term liabilities:
Long-term debt, net of discounts	13,545	6,632
Long-term lease liabilities	8,065	8,082
Long-term liabilities of discontinued operations	-	28
Total long-term liabilities	21,610	14,741

Total liabilities	63,457	41,164

STOCKHOLDERS’ EQUITY:
Common stock, par value 0.001:	460	218

990,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 432,886,195 shares issued and 430,557,787 shares outstanding as of September 30, 2021; 196,512,867 shares issued and 194,204,459 shares outstanding as of December 31, 2020.

Additional paid-in capital	373,878	275,060
Treasury Stock (2,308,408 shares of common stock, 4 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(240,274)	(219,803)

Total Unrivaled Brands, Inc. Stockholders’ Equity	133,256	54,667
Non-controlling interest	62,608	4,463

Total stockholders’ equity	195,864	59,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,321	$100,294

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except for shares and per-share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Total revenues	$23,434	$3,053	$34,809	$9,806
Cost of goods sold	21,146	1,615	27,750	4,796

Gross profit	2,288	1,438	7,059	5,010

Selling, general and administrative expenses	13,516	5,588	33,841	20,409
Impairment of assets	-	9,792	-	19,910
(Gain) / Loss on sale of assets	-	-	6	(35)

Loss from operations	(11,227)	(13,943)	(26,788)	(35,273)

Other income (expense):
(Gain) / Loss on Extinguishment of Debt	185	-	(5,976)	-
Interest expense, net	(740)	(529)	(1,344)	(1,885)
Other income/loss	5	372	367	349
Gain (loss) on investments	-	-	5,337	-

Total other income (expense)	(550)	(157)	(1,616)	(1,536)

Income / (Loss) from Subsidiaries	-	-	-	-

Income (Loss) from continuing operations	(11,777)	(14,100)	(28,404)	(36,809)
Income (Loss) from discontinued operations, net of tax	6,312	(4,199)	6,270	(17,342)

NET INCOME (LOSS)	(5,465)	(18,299)	(22,134)	(54,151)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	(118)	(138)	(604)	(479)
Less: Income (Loss) attributable to non-controlling interest from discontinued operations	-	-	-	-

NET INCOME / (LOSS) ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(5,347)	$(18,161)	$(21,530)	$(53,672)

Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.03)	$(0.07)	$(0.09)	$(0.20)
Net Loss per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.01)	$(0.09)	$(0.07)	$(0.29)

Weighted-average number of common shares outstanding – basic and diluted	457,745,655	206,828,614	317,491,979	186,295,127

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)
	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(22,134)	$(54,151)
Less: Net Income (loss) from discontinued operations	6,270	(17,342)
Net loss from continuing operations	(28,404)	(36,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	650
Gain from debt forgiveness	(86)	-
(Gain) loss on sale of assets	6	(35)
Amortization of debt discount	-	845
Depreciation and amortization	4,480	5,062
Operating lease expense	633	680
Stock based compensation	2,884	1,672
Impairment loss	-	19,910
Gain on sale of investments	(5,337)	-
Non-cash portion of severance expense	7,990	-
Loss (gain) on extinguishment of debt	5,976	-
Non cash interest expense	30	-
Change in operating assets and liabilities:
Accounts receivable	(1,766)	292
Inventory	3,100	(518)
Prepaid expenses and other current assets	(1,392)	218
Other assets	338	(1,024)
Accounts payable and accrued expenses	(3,798)	1,567
Operating lease liabilities	(45)	(380)
Net cash provided by / (used in) operating activities - continuing operations	(15,391)	(7,870)
Net cash provided by / (used in) operating activities - discontinued operations	(925)	(5,020)
NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES	(16,316)	(12,890)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and leasehold improvements	(6,442)	(46)
Purchase of equity investment	-	243
Proceeds from sale of investments	39,382	-
Cash outflow for loans	-	(250)
Cash paid for acquisitions	(15,000)	-
Cash from acquisitions	2,258	57
Proceeds from sales of assets	72	35
Net cash provided by / (used in) investing activities - continuing operations	20,271	39
Net cash provided by / (used in) investing activities - discontinued operations	8,350	11,189
NET CASH PROVIDED BY / (USED IN) INVESTING ACTIVITIES	28,621	11,228

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	6,000	2,954
Payments of debt principal	(3,778)	(430)
Cash paid for debt discount	-	(8)
Proceeds from issuance of common stock	-	250
Cash contribution from non-controlling interest	-	152
Cash paid for debt issuance cost	(178)	-
Cash distribution to non-controlling interest	-	(145)
Purchase of treasury stock	-	-
Net cash provided by / (used in) financing activities - continuing operations	2,044	2,773
Net cash provided by / (used in) financing activities - discontinued operations	-	-
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES	2,044	2,773

NET CHANGE IN CASH	14,350	1,112

Cash at beginning of period	888	1,226

CASH AT END OF PERIOD	$15,238	$2,338

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$705	$892

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt principal and accrued interest converted into common stock	$2,100	$2,252
Stock Issued for the acquisition of OneQor	$-	$9,305
Stock options exercised on a net share basis	$79,032	$-
Stock, stock options and warrants issued for the acquisition of UMBRLA	$2,986	$-
Assumption of Halladay mortgage	$58,749	$-
Promissory note issued for severance	$-	$-
Fixed assets in accounts payable	$3	$792
Non-cash contribution from non-controlling interest	$-	$702
Net assets acquired from acquisitions of Umbrla and People’s	$153,571	$-

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	Non-GAAP Reconciliation (in thousands)
	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020

Net loss attributable to Unrivaled Brands Inc.	$(5,347)	$(18,161)	$(21,530)	$(53,672)
Non-GAAP adjustments
Amortization of intangible assets	1,136	-	1,512	761
Depreciation expense	1,091	-	2,968	1,913
Stock based compensation	1,685	-	2,883	1,244
Impairment of assets	-	4,998	-	10,118
Interest expense	740	454	1,344	1,356
Severance expense for Series A share repurchases	-	-	8,990	-
Loss (Gain) on sale of investments	-	-	(5,337)	-
Gain on sale of assets	-	-	6	(35)
Gain for debt forgiveness	-	-	(86)	-
Loss on extinguishment of debt	(185)	-	5,976	-

Non-GAAP gain / (loss)	$(880)	$(12,709)	$(3,273)	$(38,315)

	Non-GAAP Reconciliation (in thousands, except for share amounts)
	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020

Non-GAAP net income (loss)	$(880)	$(12,709)	$(3,273)	$(38,315)

Denominator
Weighted average common shares - Basic	457,745,655	206,828,614	317,491,979	186,295,127
Weighted average common shares - Diluted	457,745,655	206,828,614	317,491,979	186,295,127

Non-GAAP earnings (loss) per common share:
Non-GAAP earnings (loss) - Basic	$(0.00)	$(0.06)	$(0.01)	$(0.21)
Non-GAAP earnings (loss) - Diluted	$(0.00)	$(0.06)	$(0.01)	$(0.21)

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